Exhibit 99.1

FINETECH PHARMACEUTICAL LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

FINETECH PHARMACEUTICAL LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

IN THOUSANDS OF U.S. DOLLARS

Kost Forer Gabbay & Kasierer 2 Pal-Yam Ave. Haifa 33095, Israel Tel: 972 (4)8654000 Fax: 972(3)5633443 www.ey.com.il

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

FINETECH PHARMACEUTICAL LTD.

We have audited the accompanying balance sheet of Finetech Pharmaceutical Ltd (“the Company”) as of December 31, 2010, and the related statement of operations, changes in the shareholders’ equity and cash flows for the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States.

Haifa, Israel	KOST FORER GABBAY & KASIERER
December 15, 2011	A Member of Ernst & Young Global

FINETECH PHARMACEUTICAL LTD.

BALANCE SHEET

U.S. dollars in thousands

	Note	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$2,818
Trade receivables	3	171
Other accounts receivable		2
Inventories	4	511

Total current assets		3,502

SEVERANCE PAY FUND	7	214

PROPERTY AND EQUIPMENT, NET:	5
Cost		3,119
Less - accumulated depreciation		1,335

		1,784

OTHER ASSETS		2,103

Total assets		$7,603

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables		$45
Accrued expenses and other payables	6	248

Total current liabilities		293

LONG TERM LIABILITIES:

Accrued severance pay	7	219

COMMITMENTS AND CONTINGENCIES	8

SHAREHOLDERS’ EQUITY:
Ordinary shares NIS 1 par value Authorized - 1,000,000 shares; Issued and outstanding - 301,000 shares	9	81
Additional paid in capital		8,621
Accumulated deficit		(1,611)

Total shareholders’ equity		7,091

Total liabilities and shareholders’ equity		$7,603

December 15, 2011
Date of approval of the financial statements	Dr. Arie Gutman President

The accompanying notes are an integral part of the financial statements.

FINETECH PHARMACEUTICAL LTD.

STATEMENT OF OPERATIONS

U.S. dollars in thousands

	Note	Year ended December 31, 2010

Revenues
Sales of products		$4,708
License fees		900

		5,608

Cost of revenues	10	2,070

Gross profit		3,538

Research and development expenses	11	173

Marketing and administrative expenses	12	578

Operating income		2,787

Financial expenses	13	398

Income before taxes on income		2,389

Taxes on income	14	56

Net income		$2,333

The accompanying notes are an integral part of the financial statements.

FINETECH PHARMACEUTICAL LTD.

STATEMENT OF SHAREHOLDERS’ EQUITY

U.S. dollars in thousands

	Share capital			Additional paid in capital	Accumulated deficit	Total
	Shares	Amount

Balance as of January 1, 2010	1,000	$—	(*)	$7,074	$(3,944)	$3,130

Issuance of Common stock	300,000	81		1,167	—	1,248

Capital contribution (**)	—	—		380	—	380

Net income	—	—		—	2,333	2,333

Balance as of December 31, 2010	301,000	$81		$8,621	$(1,611)	$7,091

(*)	Less than $1.
(**)	See Note 1b and Note 16.

The accompanying notes are an integral part of the financial statements.

FINETECH PHARMACEUTICAL LTD.

STATEMENT OF CASH FLOWS

U.S. dollars in thousands

Year ended December 31, 2010

Cash flows from operating activities:

Net income	$2,333

Adjustments to reconcile net income to net cash flows provided by operating activities:

Depreciation and amortization	650
Amortization of beneficial conversion feature and interest related to convertible note	374
Decrease in trade receivables	409
Decrease in other receivables and prepaid expenses	34
Increase in inventories	(398)
Decrease in trade payables	(27)
Increase in other payables and accrued expenses	139
Compensation waived by Dr. Gutman recorded as capital contribution	80
Increase in accrued severance pay, net	1

Net cash provided by operating activities	3,595

Cash flows from investing activities:

Purchase of property and equipment	(38)

Net cash used in investing activities	(38)

Cash flows from financing activities:

Issuance of shares	750
Repayment of short-term loan	(1,500)

Net cash used in financing activities	(750)

Increase in cash and cash equivalents	2,807

Balance of Cash and cash equivalents at the beginning of the year	11

Balance of Cash and cash equivalents at the end of the year	$2,818

Supplemental disclosure of non cash activities

Settlement of convertible loan with share issuance	$498

Capital contribution	$300

The accompanying notes are an integral part of the financial statements.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL

a.	Finetech Pharmaceutical Ltd. (“the Company”) was incorporated on January 1, 2008 by RxElite, Inc. (“RxElite”), a publicly traded company in the U.S. On January 4, 2008, the Company acquired all of the business and assets, other than certain specifically excluded monetary assets and liabilities of Finetech Laboratories Ltd., an Israeli private company, in consideration for approximately $ 6.2 million in cash. The purchase price was allocated to fair value of the net assets purchased based on valuation report performed by the management with the assistance of an independent appraiser. The excess of the purchase price over the fair value of the net tangible assets acquired in the amount of $2.7 million was allocated to patent rights.

As part of the acquisition, the employees of Finetech Laboratories Ltd. were transferred to the Company and certain obligations and rights were assigned to the Company. In addition, all rights and obligations related to the Office of the Chief Scientist (“OCS”) in Israel and Approved Enterprise status were transferred to the Company. See Note 8.

The Company is engaged in the development, manufacturing and distribution of active pharmaceutical ingredients. In 2010, 66% of the Company’s revenues derived from two customers as detailed in Note 15.

b.	Loan, Convertible note and Restructure agreement

In June 2009, the Company has established a wholly-owned subsidiary Landela. Inc, (“Landela”). During that month, Castlerigg Master Investments Ltd (“Castlerigg”) had granted the Company a loan in the amount of $1,700 (the “Loan”). By mutual consent of Castlerigg and the Company, the Loan amount was invested in Landela, in order to finance its operations.

The investment in Landela was written-off in 2009.

In order to secure the repayment of the Loan, the Company had issued to Castlerigg a Senior Secured Convertible Note (the “Note”) and a first charge on Landela’s outstanding shares. It was agreed that the Loan can be converted into Preferred A shares in consideration for $2 per share. The Company accounted for the Note according to ASC 470. Accordingly the Company allocated $1,126 to the Loan, and $574 to the beneficial conversion feature of the convertible loan. The total discount of $574 was amortized over the period of the Loan.

In April 2010, the Company, RxElite, Dr. Arie Gutman and Castlerigg entered into a Restructure Agreement, according to which, the Company paid to Castlerigg an amount of $1,500 and transferred to Castlerigg all of Landela’s shares, which value was nil at that time. In addition, in order to repay the remaining balance of the Loan, including accrued interest, in an amount of $498, the Company issued 100,000 Ordinary shares to Castlerigg as full and final repayment and settlement of the Loan and the Note. The modification of the Loan’s terms did not result in any additional beneficial conversion feature.

In May 2010 RxElite filed for bankruptcy.

In order to finance the repayment of the Loan, and as part of the Restructure Agreement, Dr. Arie Gutman invested in the Company an amount of $750 in consideration for 200,000 Ordinary shares, and undertook other commitments to support the Company until January 31, 2011.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL (CONT.)

b.	Loan, Convertible note and Restructure agreement (cont.)

In October 22, 2010 and December 7, 2010, 101,000 shares held by Castlerigg and RxElite were transferred to Arie Gutman in consideration for $ 3.75 per share (“Share Purchase Agreement”). At the same time all prior obligations of the Company to Castlerigg were terminated. In addition, Castlerigg has committed to reimburse the Company with any amount it will be required to pay to RxElite. As such the amount due to RxElite, of $300 was offset against Castlerigg obligation which was accounted for as capital contribution.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The significant accounting policies applied in the preparation of the financial statements are as follows:

a.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. The Company’s management believes that the estimates and assumptions used are reasonable based upon information available at the time they are made. These estimates and assumptions can affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar. Most of the revenues are denominated and earned in U.S. dollars, and most purchases of materials and components are made in U.S. dollars, Financing and investing activities, including equity transactions and cash investments, are made in U.S. dollars and most of its assets are denominated in U.S. dollars. Thus, the functional and reporting currency of the Company is the U.S. dollar.

Accordingly, transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured to dollars, in accordance with ASC 830, “Foreign Currency Matters” of the Financial Accounting Standards Board (“FASB”) (originally issued as FAS 52). All exchange gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

c.	Cash equivalents:

Cash equivalents are highly liquid investments, including unrestricted short-term bank deposits purchased with original maturities of three months or less.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

d.	Inventories:

Inventories are stated at the lower of cost or market value. The Company writes down the carrying value of its inventory for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and its estimated realizable value based upon assumptions about future demands and market conditions.

Cost includes the inventories purchase costs and the costs required to bring the inventories to its current location and condition. Cost is determined as follows:

Raw Materials - using the “first-in, first-out” method.

Finished products - using the weighted average method and calculated manufacturing costs.

The Company periodically evaluates the condition and age of inventories and provides for slow moving inventories accordingly. Furthermore, cost of inventories does not include abnormal amounts of materials, labor and other costs resulting from inefficiency.

e.	Fixed assets:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Machinery and equipment	14-33
Motor vehicles	25
Furniture and office equipment	20
Leasehold improvements	over the term of the lease

f.	Impairment of long-lived assets

Long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”) (originally issued as FAS 144), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the year ended December 31, 2010, no impairment losses have been identified.

g.	Other assets:

The Company applies the provisions of ASC 350 (originally issued as FAS 142), that prescribes the accounting treatment, recognition, measurement and the disclosure requirements regarding intangible assets. An intangible asset is an identifiable non-monetary asset without physical substance. The definition of an intangible asset requires that such an asset be identifiable to distinguish it from goodwill.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

g.	Other assets (cont.):

An asset is identifiable when it complies with one of the following criteria: it is separable - it is capable of being separated or divided from the entity and sold, transferred, licensed, rented or exchanged, either individually or together with a related contract, asset or liability; or it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations.

The cost of intangible assets acquired in a business combination is fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

According to management estimates, the Company’s patents have a finite life of 13 years to 17 years. Intangible assets with finite lives are amortized over the useful economic life and should be assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least annually.

The amortization of intangible assets with finite lives is recognized in the statement of operations.

h.	Severance pay:

The Company’s liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

i.	Revenue recognition:

The Company generates its revenues mainly from sales of chemical compounds for the use in the manufacturing of pharmaceutical products. Certain revenues derive from additional consideration received from manufacturing customers based on their final sales in the related period. Revenues from specific client are generated also from exclusivity based license fees.

Revenues are recognized upon delivery in accordance with Staff Accounting Bulletin No. 104 “Revenue Recognition” (“SAB 104”), when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectability is probable. The Company does not have any significant obligations after delivery. Revenues from multiple elements arrangements, which include revenues from sales of products and revenues from license fees are recognized in accordance with ASC 605-25 (formerly EITF 00-21 “Revenue recognition of multiple elements arrangements”). Revenues derived from additional consideration received from manufacturing customers based on their final sales are recognized in the related period.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

j.	Research and development expenses:

Research and development expenses are charged to statement of operations as incurred.

k.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”) (originally issued as FAS 109). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

The Company also accounts for income taxes in accordance with ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”) (originally issued as FIN 48). ASC 740-10 contains a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. No liability has been recorded as a result of the adoption of ASC 740-10.

l.	Exchange rate and linkage basis:

1.	Assets and liabilities in or linked to foreign currency are presented according to the representative exchange rates published by the Bank of Israel at balance sheet date.

2.	Assets and liabilities linked to the Israeli CPI are presented according to the relevant index for each linked asset or liability.

3.	Below are data about the exchange rates of the U.S. dollar and the Israeli CPI:

As of	Representative exchange rate of U.S. dollar	Israeli CPI for December
	NIS	Points *)

December 31, 2009	3.775	206.2
December 31, 2010	3.549	210.9

Change during the year ended	%	%

December 31, 2009	(0.7)	3.93
December 31, 2010	(5.9)	2.28

*)	The index on an average basis of 1993 = 100.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

m.	Fair value of financial instruments:

The Company measures its financial instruments at fair value. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 -	inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 -	inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying amount of cash and cash equivalents, trade receivables, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturities of such instruments.

n.	Concentrations of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Cash and cash equivalents are invested in banks in Israel and Switzerland.

Trade receivables of the Company are mainly derived from sales to customers located primarily in the U.S. and in Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. See Note 15.

o.	Impact of recently issued Accounting Standards

1.	In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition of multiple deliverable revenue arrangements codified in ASC 605-25 (ASU 2009-13). These amendments, effective for fiscal years beginning on or after June 15, 2010, modify the criteria for recognizing revenue in multiple element arrangements and require companies to develop a best estimate of the selling price to separate deliverables and allocate arrangement consideration using the relative selling price method. Additionally, the amendments eliminate the residual method for allocating arrangement considerations. The Company is currently evaluating the possible impact of the standard on its financial statements.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

o.	Impact of recently issued Accounting Standards (Cont.)

2.	In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurement” (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This guidance amends the disclosure requirements related to recurring and nonrecurring fair value measurements and includes the following provisions: application of the concepts of highest and best use and valuation premise, introduction of an option to measure groups of offsetting assets and liabilities on a net basis, incorporation of certain premiums and discounts in fair value measurements, and the measurement of fair value of certain instruments classified in stockholders’ equity. In addition, the amended guidance includes several new fair value disclosure requirements, including, among other things, information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of Level 3 measurements’ sensitivity to changes in unobservable inputs. The guidance becomes effective for the reporting period beginning January 1, 2012. The Company expects that adoption of this new guidance will not have a material impact on the Company’s financial statements.

3.	In June 2011, the FASB issued Accounting Standards Update 2011-05, “Comprehensive Income” (topic 220): Presentation of Comprehensive Income. This amended guidance eliminates the option for reporting entities to present components of other comprehensive income in the statement of stockholders’ equity. Instead, this amended guidance now requires reporting entities to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. The guidance will become effective for the reporting period beginning January 1, 2012. The Company expects that adoption of this new guidance will not have a material impact on the Company’s financial statements.

NOTE 3:-	TRADE RECEIVABLES

December 31, 2010

Local customers	$96
Foreign customers	75

$171

NOTE 4:-	INVENTORIES

December 31, 2010

Raw materials	$106
Finished goods	405

$511

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 5:-	PROPERTY AND EQUIPMENT, NET

	Machinery and equipment	Motor vehicles	Furniture and office equipment	Leasehold improvements	Total

Cost:
As of January 1, 2010	$2,630	$38	$108	$305	$3,081
Additions	38	—	—	—	38

As of December 31, 2010	2,668	38	108	305	3,119

Accumulated Depreciation:
As of January 1, 2010	763	19	44	62	888
Additions	385	9	22	31	447

As of December 31, 2010	1,148	28	66	93	1,335

Depreciated cost as of December 31, 2010	$1,520	$10	$42	$212	$1,784

NOTE 6:-	ACCRUED EXPENSES AND OTHER PAYABLES

December 31, 2010

Accrued salaries and related expenses (*)	$132
Government institutions	101
Other accounts payable and accrued expenses	15

$248

(*) Includes accrued vacation and recuperation pay	$95

NOTE 7:-	ACCRUED SEVERANCE PAY, NET

December 31, 2010

Severance pay fund	$219
Accrued severance pay	214

$5

Severance expenses for the year ended December 31, 2010 amounted to approximately $65.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-	COMMITMENTS AND CONTINGENCIES

a.	The Company rents its facilities under operating lease agreement which expire in February 2013 with renewal option for additional period until 2027. Rent expenses for the year ended December 31, 2010 were $ 113. The minimum rental payments leases are as follows:

Year ended December 31,

2011	$136
2012	159
2013	27

Total minimum lease payments	$322

In the event the Company will decide to terminate the operating lease agreement, it must provide 90 days prior notice.

b.	The Company is obligated to pay royalties to the OCS in respect of government participation in research and development expenses on several projects, calculated at rates of 3%-3.5% of sales of the products developed with the Government’s participation up to the dollar amount of such participation with the addition of interest or a higher amount under certain circumstances. Total grant received, net of royalties paid, is approximately $ 2,405 as of December 31, 2010.

NOTE 9:-	SHARE CAPITAL

In June 2009, the Company Board of Directors resolved to increase the authorized capital stock of the Company to 3,900 Ordinary shares and 1,105 Preferred A shares.

In April 2010, the Company’s Board of Directors resolved to convert its Preferred A shares into Ordinary shares and to increase its authorized capital stock to 1,000,000 Ordinary shares. At the same time, 100,000 Ordinary shares were issued to Castlerigg and 200,000 Ordinary shares were issued to Dr. Arie Gutman. See Note 1b.

NOTE 10:-	COST OF REVENUES

Year ended December 31, 2010

Labor	$1,064
Materials	423
Depreciation	447
Amortization of other assets	202
Rent, maintenance and others	332

2,468

Decrease in inventories	(398)

$2,070

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-	RESEARCH AND DEVELOPMENT EXPENSES

Year ended December 31, 2010

Labor	$159
Materials	14

$173

NOTE 12:-	MARKETING AND ADMINISTRATIVE EXPENSES

Year ended December 31, 2010

Labor	$96
Selling and marketing	102
Professional fees	312
Other	68

$578

NOTE 13:-	FINANCIAL EXPENSES

Year ended December 31, 2010

Amortization of beneficial conversion feature	$253
Interest on convertible note	121
Other financing expenses	24

Financial expenses	$398

NOTE 14:-	INCOME TAXES

a.	Tax laws applicable to the Company:

Income Tax (Inflationary Adjustments) Law, 1985:

The results for tax purposes are measured in New Israeli Shekels nominal values.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (“the Law”):

In 2010 tax authorities approved the transfer of the approvals for Approved Enterprise status and Privileged Enterprise status, from Finetech Laboratories Ltd. to the Company.

Currently, the Company has four approved programs under the Investments Law, which entitles the Company to tax benefits. The first, second and third programs pursuant to the Investment Law, are defined as Approved Enterprise programs and the fourth program pursuant to the Investment Law, in defined as a Privileged Enterprise.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 14:-	INCOME TAXES (CONT.)

b.	(Cont.)

All Approved Enterprise programs are subject to the alternative track provisions pursuant to which undistributed income derived from such programs is exempt from tax for a period of two years and subject to a reduced income tax rate of 10%-25% for an additional period of five years subject to the percentage of holdings of foreign investors in the Company out of total holdings.

If the percentage of holdings of foreign investors exceeds 25%, the Company will be entitled to additional three years of tax benefits. If the percentage of holdings of foreign investors exceeds 90%, a reduced tax rate of down to 10% may apply at the benefit period subject to the specific percentage.

Under the Approved Enterprise programs, the Company is entitled to the benefits starting in the year in which the Company first generates taxable income, but not later than 14 years from the date of approval or 12 years from the first year of operation of the expansion. The benefit period for the current Approved Enterprise programs will end in 2010-2014.

For certain Approved Enterprise programs the Company is entitled to reduce the base revenues for the purpose of the benefit calculation in 10% each year.

Under the Privileged Enterprise program, the beginning of the benefit period is determined as from the year in which the Privileged Enterprise first derives taxable income, subject to limitation of 12 years from the election year of the program. The election year for the current Privileged Enterprise is 2006. The benefit period for the current Privileged enterprise programs will end in 2017.

Should the Company pay dividends from tax-exempt income, it will be liable to10%- 25% tax on the amount distributed, and a further withholding tax at the rate of 15% will be deductible from the amount distributed. The Company’s policy is not to distribute dividends out of these profits.

Due to operating losses for tax purposes, the benefit period of the programs has not yet begun.

c.	In December 2010, the “Knesset” (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011 (“the Amendment”), which prescribes, among others, amendments in the Law for the Encouragement of Capital Investments, 1959 (“the Law”). The Amendment became effective as of January 1, 2011. According to the Amendment, the benefit tracks in the Law were modified and a flat tax rate applies to the Company’s entire preferred income. Commencing from the 2011 tax year, the Company will be able to opt to apply (the waiver is non-recourse) the Amendment and from the elected tax year and onwards, it will be subject to the amended tax rates that are: 2011 and 2012 - 15%, 2013 and 2014 - 12.5% and in 2015 and thereafter - 12%.

The Company has examined the effect of the adoption of the Amendment on its financial statements, and as of the date of the publication of the financial statements, the Company estimates that it will not apply the Amendment.

FINETECH PHARMACEUTICAL LTD.

NOTES TO THE FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 14:-	INCOME TAXES (CONT.)

d.	In early November 2011, a Memorandum of Law for Socioeconomic Change (Legislative Amendments) (Taxes), 2011 (“the Memorandum of Law”), was published. The Memorandum of Law proposes, among others, to cancel, effective from 2012, the scheduled progressive reduction in the corporate tax rate. The Memorandum of Law also proposes to raise the corporate tax rate to 25% in 2012. In view of the proposed increase in the corporate tax rate to 25% in 2012, the real capital gains tax rate and the real betterment tax rate will also be increased.

The Company estimates that the approval by the Israeli Parliament of the Memorandum of Law as described above is not expected to have a material effect on the financial statements.

e.	On December 6, 2011 the Company finalized tax assessments for the years 2008-2010. As a result of the settlement with the Israeli tax authorities, the Company recorded a tax liability in an amount of $56 as of December 31, 2010.

NOTE 15:-	MAJOR CUSTOMERS

Major customers’ data (percentage of total revenues)

Year ended December 31, 2010
%

Customer A	44

Customer B	22

NOTE 16:-	RELATED PARTY TRANSACTIONS AND BALANCES

During the year ended December 31, 2010 Dr. Arie Gutman provided consultation and managing services to the Company in consideration for $40 per quarter. Dr. Gutman waived his right to receive his compensation for the second half of 2010 and accordingly the amount of $80 was recorded as capital contribution.

NOTE 17:-	SUBSEQUENT EVENTS

On December 13, 2011 the Company distributed dividend in an amount of $3,400 from its additional paid-in capital. The dividend distribution was approved by the Israeli Magistrate’s Court on July 11, 2011.

FineTech Pharmaceutical Ltd.

Condensed Consolidated Balance Sheet

As of September 30, 2011

(unaudited)

(in thousands, except share and per share data)

September 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$5,477
Trade accounts receivable, net	1,381
Inventories, net	875

Total current assets	7,733
Severance pay fund	250
Property and equipment, net	1,465
Other assets	1,952

TOTAL ASSETS	$11,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$50
Accrued expenses	237

Total current liabilities	287
Long-term liabilities
Accrued severance pay	258

Total liabilities	545

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary Shares NIS 1 par value, Authorized – 1,000,000 shares; Issued and outstanding 301,000 shares	81
Additional paid-in capital	8,741
Retained earnings	2,033

Total shareholders’ equity	10,855

Total liabilities and shareholders’ equity	$11,400

FineTech Pharmaceutical Ltd.

Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2011 and 2010

(in thousands)

(unaudited)

	September 30, 2011	September 30, 2010
Revenue	$5,656	$3,449
Cost of goods sold	1,537	1,551

Gross margin	4,119	1,898
Operating expenses
Research and development	160	122
Marketing and administrative	311	448

Total operating expenses	471	570

Operating income	3,648	1,328
Financial expenses, net	4	421

Income before income taxes	3,644	907
Income tax provision	—	42

Net income	$3,644	$865

FineTech Pharmaceutical Ltd.

Condensed Consolidated Statement of Shareholder’s Equity

For the nine months ended September 30, 2011 (in thousands)

(unaudited)

	Share capital		Additional paid in capital	Retained earnings (Accumulated deficit)	Total
	Shares	Amount

Balance as of January 1, 2011	301,000	$81	$8,621	$(1,611)	$7,091

Capital contribution	—	—	120	—	120

Net income	—	—	—	3,644	3,644

Balance as of September 30, 2011 (Unaudited)	301,000	$81	$8,741	$2,033	$10,855

FineTech Pharmaceutical Ltd.

Condensed Consolidated Statements of Cash Flow

For the nine months ended September 30, 2011 and 2010

(in thousands)

(unaudited)

	Nine months ended September 30,
	2011	2010

Cash flows from operating activities:

Net income	$3,644	$865

Adjustments to reconcile net income to net cash flows provided by operating activities:

Depreciation and amortization	481	485
Amortization of beneficial conversion feature and interest related to a Convertible loan	—	374
Gain from disposal of property and equipment	(14)	—
Decrease (increase) in trade receivables	(1,210)	(58)
Decrease in other accounts receivable	2	28
Increase in inventory	(364)	(254)
Increase (decrease) in trade payables	5	(3)
Increase (decrease) in accrued expenses and other payables	(11)	183
Compensation waived by Shareholder	120	40
Increase in accrued severance pay, net	3	—

Net cash provided by operating activities	2,656	1,660

Cash flows from investing activities:

Purchase of property and equipment	(15)	(33)
Proceeds from disposal of property and equipment	18	—

Net cash provided by (used in) investing activities	3	(33)

Cash flows from financing activities:

Issuance of shares	—	750
Repayment of short-term loan	—	(1,500)

Net cash used in financing activities	—	(750)

Increase in cash and cash equivalents	2,659	877

Balance of cash and cash equivalents at the beginning of the Period	2,818	11

Balance of cash and cash equivalents at the end of the period	$5,477	$888

Supplemental disclosure of non cash activities

Settlement of loan with share issuance	$—	$498

Capital contribution	$—	$—